As filed pursuant to Rule 424(b)(5)
Registration No. 333-291506
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 11, 2025)
6,400,000 Shares of Common Stock

We are offering 6,400,000 shares of our common stock, par value $0.0001 per share to certain purchasers pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each share of common stock is $0.50. The securities are being sold in this offering to certain purchasers under a securities purchase agreement dated August 20, 2026 (the “Purchase Agreement”) among us and the purchasers identified on the signature pages thereto.
In a concurrent private placement, we are also offering to the purchasers in this offering warrants to purchase up to 12,800,000 shares of our common stock (the “Common Warrants”) at an exercise price of $0.50 per share. The Common Warrants will not be exercisable until we obtain the Stockholder Approval (as defined below) and will expire five years from the date such approval is obtained. The Common Warrants and the shares of common stock issuable upon exercise of the Common Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. See “Private Placement Transaction.”
We have retained Roth Capital Partners, LLC to act as exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. There is no minimum number of securities that must be sold as a condition to completion of this offering and there are no arrangements to place the funds in an escrow, trust or similar account. The Placement Agent will receive compensation in addition to the placement agent’s fees. We have also agreed to issue to the Placement Agent warrants to purchase up to 320,000 shares of common stock on the same terms as the Common Warrants, representing 5.0% of the aggregate number of shares of common stock sold in this offering (the “Placement Agent Warrants”, and together with the Common Warrants, the “Warrants”), and to indemnify the Placement Agent. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for more information regarding these arrangements.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “GWH.” The last reported sale price of our common stock on August 20, 2026 was $0.39 per share.
As of August 19, 2026, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $30,747,387, based on 30,144,497 shares of our outstanding common stock held by non-affiliates and a price of $1.02 per share of our common stock on July 15, 2026, the highest closing price of our common stock during the preceding sixty (60) day trading period. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering pursuant to the registration statement of which this prospectus supplement forms a part with an aggregate market value exceeding one-third of our public float in any 12 consecutive calendar month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have not offered and sold any securities pursuant to General Instruction I.B.6 of Form S-3, excluding the securities offered hereby.
We have agreed to pay to the Placement Agent the fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus supplement. See “Plan of Distribution” on page S-18 of this prospectus supplement for more information regarding these arrangements.

	Per Share of Common Stock	Total
Offering price	$0.50	$3,200,000.00
Placement Agent’s fees(1)	$0.035	$224,000.00
Proceeds, before expenses, to us	$0.465	$2,976,000.00

__________________
(1)Includes a cash fee, equal to 7.0% of the gross proceeds raised in this offering, to be paid to the Placement Agent. We have also agreed to reimburse the Placement Agent for reasonable and documented out-of-pocket legal fees and disbursements incurred by the Placement Agent not to exceed an aggregate amount of $75,000. See “Plan of Distribution” for a complete description of the compensation to which the Placement Agent is entitled. In addition, we have agreed to issue the Placement Agent Warrants to the Placement Agent. See “Plan of Distribution” and “Private Placement Transaction.”
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither the Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities being offered by this prospectus supplement or accompanying prospectus or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Delivery of the securities offered hereby is expected to be made on or about August 21, 2026, subject to satisfaction of customary closing conditions.

Roth Capital Partners
August 20, 2026

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. The document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which provides more general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the prospectus and the documents incorporated by reference therein. As a result:
•to the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein;
•any statement contained in a document incorporated by reference in this prospectus supplement or the accompanying prospectus that is inconsistent with information in a document incorporated by reference herein or therein that we filed on an earlier date will be deemed to modify and supersede the statement in the document filed on the earlier date; and
•any information that we file with the SEC incorporated by reference into this prospectus supplement after the date hereof will automatically update and supersede the information herein.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or contained in any free writing prospectus prepared by or on our behalf. We have not, and the Placement Agent has not, authorized anyone to provide you with different information. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The distribution of this prospectus supplement and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or the date of sale of any security.
We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Throughout this prospectus supplement, the terms “ESS,” “we,” “us,” “our” and the “Company” refer to ESS Tech, Inc., a Delaware corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable as of the date of this prospectus supplement, actual results may differ from the projections.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-7 of this prospectus supplement and the financial statements and related notes and the other information that we incorporated by reference herein, including our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference herein. Unless the context otherwise requires, all references in this prospectus supplement to “ESS,” “we,” “us,” “our,” the “Company” or similar words refer to ESS Tech, Inc.
Company Overview
ESS develops, manufactures, and integrates non-lithium energy storage solutions. Through sodium-ion and iron flow battery technologies, ESS uses predominantly earth-abundant materials to deliver safe, reliable, and cost-effective energy storage. ESS serves utilities, independent power producers, and commercial and industrial customers with solutions that enable increased deployment of clean, resilient energy.
ESS originated in 2011 as an iron flow battery manufacturer, building upon the premise that the energy transition from a fossil fuels-based system to one dominated by renewable energy would require batteries derived from earth-abundant materials and capable of long service life. As a pioneer of iron flow technology, we developed systems to improve safety and designed for long-duration applications. More recently, ESS announced the addition of sodium-ion to its product line. Our current sodium-ion battery systems source cells from third-party suppliers. ESS manufactures and assembles the battery modules, housings, energy management systems, and other key battery components.
Today, ESS combines its expertise in long-duration iron flow batteries with next-generation sodium-ion technology and advanced energy management software. This diversified approach allows us to address a broader range of customer needs-from minutes to multiple days of energy storage-while reducing dependence on constrained critical minerals and supporting emerging domestic supply chains.
Corporate Information
Our principal executive offices are located at 26440 SW Parkway Ave., Bldg. 83, Wilsonville, Oregon, 97070, and our telephone number is (855) 423-9920. Our investor relations website is located at https://investors.essinc.com/, our Company X account is located at https://x.com/ESS_info, and our corporate LinkedIn account is located at https://www.linkedin.com/company/energy-storage-systems/. The information on, or that can be accessed through, our website and the aforementioned X account and LinkedIn account is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement unless expressly noted. Further, our references to website URLs are intended to be inactive textual references only. We may use our investor relations website and the aforementioned X account and LinkedIn account to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website and the aforementioned X account and LinkedIn account, in addition to following press releases, filings with the SEC and public conference calls and webcasts.
We will file or furnish periodic reports and amendments thereto, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (and amendments to those reports), proxy and information statements and other information filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically, which may be accessed through the SEC at http://www.sec.gov. Our reports, amendments thereto, proxy statements and other information are also made available, free of charge, on our investor relations website as soon as reasonably practicable after we electronically file or furnish such information with the SEC. All statements made in any of our securities filings, including all forward-looking statements or information, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.

The Offering

Common Stock offered in this offering	6,400,000 shares of our common stock

Concurrent private placement	In a concurrent private placement, we are also offering to the purchasers of common stock in this offering Common Warrants to purchase up to 12,800,000 shares of our common stock at an exercise price of $0.50 per share. Additionally, we are offering the Placement Agent in this offering Placement Agent Warrants to purchase up to 320,000 shares of our common stock at an exercise price of $0.50 per share and on the same terms as the Common Warrants, except that the Placement Agent Warrants will not be exercisable until the later of (a) six (6) months after the issuance date of the Placement Agent Warrants and (b) the date on which we obtain the Stockholder Approval, and will expire five years after the issuance date of the Placement Agent Warrant. The Common Warrants will not be exercisable until we obtain the Stockholder Approval and will expire five years from the date such approval is obtained. The Warrants and the shares of common stock issuable upon exercise of the Warrants are not being registered under the Securities Act and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. See “Private Placement Transaction.”

Offering Price	$0.50 per share of common stock.

Common stock to be outstanding after this offering	53,409,323 shares assuming the exercise in full of the Warrants to be issued in the concurrent private placement.

Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes, working capital and to repay approximately $1.5 million owing under our Promissory Note (as defined below) with YA II PN, Ltd. See “Use of Proceeds” in this prospectus supplement.

Risk factors
You should carefully consider the risk factors described in the section of this prospectus supplement and the accompanying prospectus titled “Risk Factors,” together with all of the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to purchase our securities.

NYSE symbol	Our common stock is listed on the New York Stock Exchange under the symbol “GWH.”
Unless otherwise stated in this prospectus supplement, the number of shares of our common stock to be outstanding as of the date of this prospectus supplement and after this offering is based on 32,889,323 shares outstanding as of June 30, 2026, and excludes:
•1,058,208 shares of our common stock issuable upon the exercise of outstanding options granted under the ESS Tech, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), with a weighted average exercise price of $2.07 per share;
•1,088,591 shares of our common stock issuable upon the vesting of outstanding restricted stock units granted under the 2021 Plan;
•500,855 shares of our common stock reserved for future issuance under the 2021 Plan;
•223,235 shares of our common stock reserved for future issuance under the ESS Tech, Inc. 2021 Employee Stock Purchase Plan;
•833 shares of our common stock issuable upon the exercise of a warrant issued to Sacramento Municipal Utility District, with an exercise price of $64.44 per share;
•708,775 shares of our common stock issuable upon the exercise of a warrant held by Honeywell ACS Ventures LLC (“Honeywell Ventures”), with an exercise price of $43.50 per share;

•417,997 shares of our common stock issuable upon the exercise of a warrant held by Honeywell Ventures, with an exercise price of $28.35 per share;
•51,717 shares of our common stock issuable upon the exercise of a warrant held by UOP LLC (“UOP”), with an exercise price of $21.75 per share;
•764,081 shares of our common stock issuable upon the exercise of our public warrants, with an exercise price of $172.50 per share;
•129,312 shares of our common stock issuable upon the exercise of warrants held by YA II and certain of our directors and members of our management that were issued in connection with the bridge loan, with an exercise price of $3.48 per share;
•1,052,104 shares of our common stock issuable upon the exercise of a warrant held by YA II, with an exercise price of $9.98 per share;
•2,100,000 shares of our common stock issuable upon the exercise of pre-funded warrants issued to certain institutional investors, with an exercise price of $0.00001 per share;
•12,800,000 shares of our common stock issuable upon the exercise of the Common Warrants issued to certain institutional investors, with an exercise price of $0.50 per share; and
•320,000 shares of our common stock issuable upon the exercise of the Placement Agent Warrants issued to Roth Capital Partners, LLC, with an exercise price of $0.50 per share.

RISK FACTORS
Investing in our securities involves a high degree of risk. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. If any of these risks occur, the value of the securities we are offering in this prospectus supplement may decline and you may lose all or part of your investment. Before investing in our securities, you should consider carefully the risk factors set forth in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, along with the risk factors described in “Part II. Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026 filed with the SEC on August 11, 2026 (the “Form 10-Q”) and other filings subsequently made by us with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Sales of substantial amounts of our common stock in the public markets, or the perception that such sales could occur, could cause the market price of our common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market could occur at any time, including as a result of the shares sold in this offering. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.
For example, pursuant to our shelf registration statement on Form S-3 (File No. 333-291506), of which this prospectus supplement forms a part, we may, from time to time, sell up to an aggregate of $300 million of our common stock, preferred stock, debt securities, depositary shares, warrants, subscription rights, purchase contracts, or units. We also have an at-the-market offering program pursuant to which we may offer and sell shares of our common stock having an aggregate gross sales price of up to $75,000,000. To date, we have issued 7,299,668 shares of common stock for total gross proceeds of $12.0 million under our at-the-market offering program. We have also filed, and expect to file in the future, registration statements with the SEC to register the resale of shares of our common stock by certain stockholders who have rights, subject to certain conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. We have also filed, and expect to file in the future, registration statements with the SEC to register shares reserved for future issuance under our equity compensation plans. Registration of these shares under the Securities Act results in the shares becoming freely tradable in the public market, subject to the restrictions of Rule 144 in the case of our affiliates.
Any issuance of securities under the shelf registration statement may cause stockholders to experience significant dilution of their ownership interests and any sales of securities by us or our stockholders under the resale registration statements could have a material adverse effect on the market price for our common stock. For example, we sold an aggregate of 6,458,634 shares of common stock at a weighted average sales price of $3.87 per share under the standby equity purchase agreement (the “SEPA”) we entered into with YA II, and we issued an additional 157,768 shares of common stock as a commitment fee under the SEPA, each of which was dilutive to our stockholders. Sales of shares of our common stock pursuant to the exercise of registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales also could cause the trading price of our common stock to fall and make it more difficult for you to sell shares of our common stock at a time and price that you deem appropriate.
We may issue additional shares of common stock or preferred stock. Any such issuances would dilute the interest of our stockholders and likely present other risks.
We may issue a substantial number of additional shares of common stock or preferred stock. The issuance of additional securities:
•may significantly dilute the equity interests of our investors;
•may subordinate the rights of our stockholders if preferred stock is issued with rights senior to those afforded our common stock;

•could cause a change in control if a substantial number of securities are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
•may adversely affect prevailing market prices for our common stock and/or warrants.
Raising additional capital may cause dilution to our stockholders, including purchasers of our common stock in this offering, restrict our operations or require us to relinquish substantial rights.
We expect to raise additional capital through the sale of equity or convertible debt securities. As a result of any such issuance, your ownership interest will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing, if available, may involve fixed payment obligations or agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through partnerships, collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, products or future revenue streams, or grant licenses on terms that are not favorable to us. We cannot assure you that we will be able to obtain additional funding if and when necessary. If we are unable to obtain adequate financing on a timely basis, we could be required to delay or scale back our development or production efforts or grant rights to develop, produce and market our products that we would otherwise prefer to develop, produce and market ourselves. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.
We have discretion in the use of our cash and cash equivalents, including certain net proceeds from this offering.
Our management will have broad discretion over the use of proceeds from the sale of shares of our common stock in this offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds,” and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Our failure to apply the net proceeds from the sale of our shares in this offering could effectively have a material adverse effect on our business, delay the development of our products, compromise our ability to pursue our business strategy, and cause the price of our common stock to decline, and we might not be able to yield a significant return, if any, on our investment of these net proceeds. In addition, the net proceeds from the sale of our shares in this offering may not be sufficient for our anticipated uses, and we may need additional resources to progress our product candidates to the stage we expect.
You will experience immediate dilution in the book value per share of the common stock you purchase.
You will incur immediate and substantial dilution as a result of this offering. The public offering price of $0.50 per share of common stock is substantially higher than the as adjusted net tangible book value per share of our common stock. If you purchase shares of common stock in this offering, you will incur immediate and substantial dilution of $0.55 per share in the as adjusted net tangible book value of shares of our common stock. As a result of the dilution to investors purchasing shares of common stock in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of liquidation. In addition, to the extent outstanding options and warrants are ultimately exercised, there will be further dilution of the securities sold in this offering.
We do not expect to declare any dividends in the foreseeable future.
We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.
The report of our independent registered public accounting firm includes a “going concern” explanatory paragraph.

We will require substantial additional funds to continue our operations. Our cash, cash equivalents and short-term investments were approximately $5.6 million at July 31, 2026. Although we are expecting to be solvent following this offering, given our recurring history of losses and an insufficient amount of cash available to fund our ongoing operations for the next year, we have previously concluded that there is substantial doubt regarding our ability to continue as a going concern for a period of at least 12 months beyond the filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. Any such inability to continue as a going concern may result in our stockholders losing their entire investment. There is no guarantee that we will become profitable or secure additional financing on acceptable terms or at all, and we may not be able to raise additional capital either in this offering or otherwise. Further, the inclusion of disclosures expressing substantial doubt about our ability to continue as a going concern could materially adversely affect our stock price and our ability to raise new capital or enter into partnerships or other agreements.
We have prepared our condensed financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our condensed financial statements included in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 do not include any adjustments to reflect the possible inability to continue as a going concern within at least 12 months after the issuance of such financial statements.
There can be no assurance that we will be able to continue to satisfy the continued listing standards of the NYSE.
On March 24, 2025, we received a written notice from the NYSE (the “Notice”) indicating that we did not satisfy the continued listing standard set forth in Section 802.01B of the NYSE’s Listed Company Manual, as our average global market capitalization over a consecutive 30 trading-day period was less than $50 million (the “Minimum Market Capitalization Standard”) and, at the same time, our stockholders’ equity was less than $50 million. As described in the Notice, as of March 21, 2025, our 30 trading-day average global market capitalization was approximately $47.8 million and our last reported stockholders’ equity as of September 30, 2024, was approximately $49.2 million.
In accordance with applicable NYSE procedures, we timely submitted a plan to the NYSE on May 7, 2025 advising it of the definitive actions we have taken, are taking, or plan to take that we anticipate will bring us into conformity with the NYSE’s Minimum Market Capitalization Standard within 18 months of receipt of the Notice. On June 17, 2025, the NYSE observed and notified us that our then current global market capitalization was less than $15 million. Section 802.01B of the NYSE’s Listed Company Manual provides that the NYSE will promptly initiate suspension and delisting procedures if a company is determined to have an average global market capitalization over a consecutive 30 trading-day period of less than $15 million regardless of the original standard under which it listed.
On August 19, 2025, we received written notice that the NYSE’s Listings Operations Committee accepted our submission, and NYSE Regulation senior management acknowledged the acceptance. The NYSE will conduct quarterly reviews during the 18 months from our receipt of the Notice for compliance with the goals and initiatives outlined in our plan (the “Plan Period”). In addition, at the beginning of each fiscal quarter during the Plan Period, the NYSE will disclose to us any unpaid listing and annual fees owed by us to the NYSE exchange as of the end of the most recently completed calendar quarter. During our Plan Period, we will not be considered to be in compliance with our plan unless we have paid in full all of the aforementioned outstanding fees.
In addition, on June 9, 2026, we received a written notice from the NYSE indicating that we did not satisfy the continued listing standard set forth in Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”), as the average closing price of our common stock was less than $1.00 per share over a consecutive 30 trading-day period. As of June 8, 2026, the 30 trading-day average closing share price of our common stock was $0.98.
Section 802.01C requires us to notify the NYSE, within 10 business days of receipt of notice, of our intent to cure this deficiency. We timely notified the NYSE on June 18, 2026 that we intend to regain compliance. Pursuant to Section 802.01C, we have a period of six months, or in certain circumstances, until we could take stockholder action at our annual meeting, following receipt of the notice to regain compliance with the minimum share price requirement. We can regain compliance with the minimum share price requirement at any time during the cure period if, on the last trading day of any calendar month during the cure period, we have a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. If we determine to remedy the non-compliance by taking action that will require stockholder approval, we must obtain stockholder approval no later than its next annual meeting and implement such action promptly thereafter.
We intend to monitor closely the closing bid price of our common stock and to consider plans for regaining compliance with Section 802.01C, including initiating a reverse stock split. While we plan to review all available options, there can be no assurance that we will be able to regain compliance with the applicable rules during the cure period, any subsequent extension period, or at all.
If we (1) fail to comply with our plan or do not meet the NYSE’s Minimum Market Capitalization Standard at the end of the applicable cure period, (2) are determined to have an average global market capitalization over a consecutive 30 trading-day period of less than $15 million, or (3) do not pay all outstanding fees within 45 days of the quarterly disclosure of any such fees and prior to the completion of our Plan Period, we will be subject to NYSE’s prompt initiation of suspension and delisting procedures.
If the NYSE delists our securities from trading on its exchange and we are not able to list such securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we and our stockholders could face significant material adverse consequences including:
•a limited availability of market quotations for our securities;
•reduced liquidity for our securities;
•a determination that our common stock is a “penny stock” which would require brokers trading in the common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;
•a limited amount of news and analyst coverage;
•a decreased ability or even an inability to issue additional securities or obtain additional financing in the future, including pursuant to our at-the-market offering; and
•an impairment of our ability to provide equity incentives to our employees.
In the event of a delisting, we can provide no assurance that any action taken by us to restore or otherwise meet compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, or prevent future non-compliance with the NYSE’s or another exchange’s listing requirements.

DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.
The net tangible book value of our common stock as of June 30, 2026 was approximately $(5.2) million, or approximately $(0.16) per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for each share of common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.
After giving effect to the issuance and sale of 916,065 shares of common stock pursuant to the Company’s “at-the-market” offering program under a sales agreement with Yorkville Ives & Co., LLC (formerly Yorkville Securities, LLC) and Roth Capital Partners, LLC (the “Existing ATM”) in the period following June 30, 2026 for aggregate gross proceeds of approximately $0.6 million, and after deducting the related fees and estimated offering expenses payable by us, the pro forma net tangible book value of our common stock as of June 30, 2026 would have been approximately $(4.6) million, or approximately $(0.14) per share.
After giving further effect to the sale of 6,400,000 shares of our common stock at an offering price of $0.50 per share, and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value as of June 30, 2026 would have been approximately $(2.1) million, or approximately $(0.05) per share. This represents an immediate increase in net tangible book value of approximately $0.11 per share to our existing stockholders and an immediate dilution in as-adjusted pro forma net tangible book value of approximately $0.55 per share to purchasers of our common stock in this offering, as illustrated by the following table:

Offering price per share		$0.50
Net tangible book value per share as of June 30, 2026	$(0.16)
Increase per share attributable to this offering	$0.11
As-adjusted pro forma net tangible book value per share as of June 30, 2026 after giving effect to sales under the Existing ATM		$(0.14)
As-adjusted pro forma net tangible book value per share as of June 30, 2026, after giving effect to sales under this offering		$(0.05)
Dilution per share to new investors participating in this offering		$0.55
The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding Warrants. The table above is based on 32,889,323 shares of our common stock outstanding as of June 30, 2026 and excludes:
•1,058,208 shares of our common stock issuable upon the exercise of outstanding options granted under the ESS Tech, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), with a weighted average exercise price of $2.07 per share;
•1,088,591 shares of our common stock issuable upon the vesting of outstanding restricted stock units granted under the 2021 Plan;
•500,855 shares of our common stock reserved for future issuance under the 2021 Plan;
•223,235 shares of our common stock reserved for future issuance under the ESS Tech, Inc. 2021 Employee Stock Purchase Plan;
•833 shares of our common stock issuable upon the exercise of a warrant issued to Sacramento Municipal Utility District, with an exercise price of $64.44 per share;

•708,775 shares of our common stock issuable upon the exercise of a warrant held by Honeywell ACS Ventures LLC (“Honeywell Ventures”), with an exercise price of $43.50 per share;
•417,997 shares of our common stock issuable upon the exercise of a warrant held by Honeywell Ventures, with an exercise price of $28.35 per share;
•51,717 shares of our common stock issuable upon the exercise of a warrant held by UOP LLC (“UOP”), with an exercise price of $21.75 per share;
•764,081 shares of our common stock issuable upon the exercise of our public warrants, with an exercise price of $172.50 per share;
•129,312 shares of our common stock issuable upon the exercise of warrants held by YA II and certain of our directors and members of our management that were issued in connection with the bridge loan, with an exercise price of $3.48 per share;
•1,052,104 shares of our common stock issuable upon the exercise of a warrant held by YA II, with an exercise price of $9.98 per share;
•2,100,000 shares of our common stock issuable upon the exercise of pre-funded warrants issued to certain institutional investors, with an exercise price of $0.00001 per share;
•12,800,000 shares of our common stock issuable upon the exercise of the Common Warrants issued to certain institutional investors, with an exercise price of $0.50 per share; and
•320,000 shares of our common stock issuable upon the exercise of the Placement Agent Warrants issued to Roth Capital Partners, LLC, with an exercise price of $0.50 per share.
To the extent that any such options or warrants are exercised, outstanding restricted stock units vest, new equity awards are issued under our equity incentive plan, or we otherwise issue additional shares of common stock in the future at prices per share below the price per share for any shares sold in this offering, there will be further dilution to new investors.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the common stock in this offering will be approximately $2.5 million after deducting fees payable to the Placement Agent and estimated offering expenses payable by us. These estimates exclude the proceeds, if any, from the Warrants sold in a private placement concurrently with this offering.
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. In addition, we intend to use approximately $1.5 million to repay amounts owing under our promissory note agreement with YA II PN, Ltd. dated October 14, 2025 (the “Promissory Note”). The Promissory Note has an aggregate principal amount of up to $40 million, in two tranches consisting of a first tranche of $30 million and a second tranche of $10 million, in each case less an original issue discount of 8% and certain fees and expenses. The Promissory Note, as amended, accrues interest at a rate of 3% per annum and matures on February 27, 2027. As of the date of this prospectus supplement, we have repaid $37 million of the principal amount of the Promissory Note.
The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
Offering
We are offering shares of our common stock.
Common Stock
We are authorized to issue 1,000,000,000 shares of common stock, par value $0.0001 per share. As of August 6, 2026, we had 32,970,025 shares of common stock outstanding.
The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, subject to the rights of holders of any preferred stock outstanding at the time, where a quorum is present at a meeting of stockholders, directors are elected by plurality vote. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive ratably any dividends declared by the board of directors out of assets legally available. Upon the liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.
This description is a summary and is qualified in its entirety by reference to our certificate of incorporation, a copy of which is filed as Exhibit 3.1 to our Current Report on Form 8-K, filed on October 15, 2021, as amended by certificates of amendment, copies of which are filed as Exhibit 3.1 to our Current Report on Form 8-K, filed on May 22, 2023, and as Exhibit 3.1 to our Current Report on Form 8-K, filed on August 23, 2024, respectively, and our amended and restated bylaws, a copy of which is filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed on November 3, 2022.

PRIVATE PLACEMENT TRANSACTION
Concurrently with this offering, we will (i) issue and sell to the purchasers in this offering Common Warrants to purchase up to 12,800,000 shares of our common stock, and (ii) issue to the Placement Agent, as partial compensation for its services in connection with this offering, Placement Agent Warrants to purchase up to 320,000 shares of our common stock, in each case at an exercise price of $0.50 per share.
The Warrants and the shares of common stock issuable upon the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Accordingly, purchasers may only sell shares of common stock issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.
In connection with the concurrent private placement, we are obligated to file a registration statement with the SEC to register the resale of the shares of common stock underlying the Warrants within 30 days of the closing of this offering, and to use commercially reasonable efforts to have such registration statement declared effective within 45 days of the closing. The Purchase Agreement does not provide for liquidated damages solely as a result of a failure to meet these filing or effectiveness deadlines. However, beginning six months after the closing of this offering, we may be required to pay the holders of the Warrants cash liquidated damages equal to 1.0% of the aggregate exercise price of their Warrants every 30 days if there is no effective registration statement covering such shares and we fail to satisfy the current public information requirements of Rule 144(c), or have been or become an issuer described in Rule 144(i)(1)(i) and fail to satisfy the conditions of Rule 144(i)(2), in each case as set forth in the Purchase Agreement, provided that in no event shall the aggregate liquidated damages payable to a holder of Warrants exceed 6.0% of the aggregate exercise price of such holder’s Warrants.
The following is a summary of the material terms and provisions of the Warrants that are being offered in the concurrent private placement. This summary is subject to, and qualified in its entirety by, the form of Common Warrant, which has been provided to the purchasers in this offering and will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part.
Duration and Exercise Price
The Warrants will have an exercise price of $0.50 per share. Subject to obtaining the Stockholder Approval described below, the Common Warrants will be exercisable at any time on or after the Stockholder Approval Date and on or prior to 5:00 p.m. (New York City time) on the five year anniversary of the Stockholder Approval Date and the Placement Agent Warrants will be exercisable at any time on or after the later of (a) the six month anniversary of the issuance date of the Placement Agent Warrants and (b) the Stockholder Approval Date and on or prior to 5:00 p.m. (New York City time) on the five year anniversary of the issuance date of the Placement Agent Warrants. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The Warrants will be issued separately from the shares of common stock and may be transferred separately immediately thereafter.
Stockholder Approval
The Warrants will not be exercisable until we obtain the approval of our stockholders required by the applicable rules of the New York Stock Exchange with respect to the issuance of the Warrants and we are also required to seek the approval of our stockholders for an amendment to our certificate of incorporation, as amended, to effect a reverse stock split of all of the Company’s outstanding shares of Common Stock at a reverse split ratio pursuant to which, in the good faith determination of the Board of Directors, the Company will regain compliance with Section 802.01C of the New York Stock Exchange Listed Company Manual (the “Stockholder Approval”). Pursuant to the Purchase Agreement, we have agreed to hold a meeting of our stockholders within 60 days following the closing of this offering to seek the Stockholder Approval, and, if not obtained at such meeting, to convene an additional meeting every 60 days thereafter until the Stockholder Approval is obtained. There can be no assurance that the Stockholder Approval will be obtained.
Exercisability
Once exercisable following the Stockholder Approval, the Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of its Warrants to the extent that the holder would beneficially own more than 4.99%, or upon election by such holder prior to the issue of any Warrants, 9.99%, of our outstanding shares of common stock immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.
Fundamental Transaction
In the event of a merger, consolidation, sale of all or substantially all of our assets, a tender or exchange offer accepted by holders of more than 50% of our outstanding common stock, or certain other business combination transactions involving a change of more than 50% of the voting power of our common equity, in each case, other than our proposed business combination with a private company in the energy sector referenced in our press release dated August 6, 2026 (the “Business Combination”), (each, a “Fundamental Transaction”), the holders of the Warrants will be entitled to receive, upon any subsequent exercise, the same kind and amount of securities, cash, or property receivable by a holder of the number of shares of common stock for which the Warrant was exercisable immediately prior to such Fundamental Transaction. In addition, upon a Fundamental Transaction, the holder of a Warrant will have the right to require us or the successor entity to purchase the Warrant from the holder for cash in an amount equal to the Black-Scholes value of the remaining unexercised portion of the Warrant on the date of the transaction, except that if the Fundamental Transaction is not within our control (including if it is not approved by our board of directors), the holder will only be entitled to receive the same form and proportion of consideration, valued at the same Black-Scholes value, as is being offered to holders of our common stock generally.
Cashless Exercise
If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants is not then effective or available for the issuance of such shares, then in lieu of paying the exercise price in cash, the holder may exercise the Warrants on a “cashless exercise” basis, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrants.
Price Protection
If, while the Warrants are outstanding, we issue or sell, or are deemed to have issued or sold, any shares of common stock or securities convertible into or exercisable for common stock (subject to certain exceptions, including exempt issuances under the Purchase Agreement) for a consideration per share less than the exercise price of the Warrants then in effect, the exercise price of the Warrants will be reduced to the greater of (i) the price per share paid in such issuance and (ii) 20% of the minimum price (as defined in Section 312.04(h) of the New York Stock Exchange Listed Company Manual). In addition, if such a dilutive issuance occurs prior to the Business Combination, the number of shares issuable upon exercise of the Warrants will be increased such that the aggregate exercise price payable upon exercise, after giving effect to the reduced exercise price, remains equal to the aggregate exercise price at issuance. This price protection feature could result in significant dilution to our stockholders if we conduct one or more dilutive issuances while the Warrants remain outstanding.
Reverse Split Adjustment
In addition to the price protection described above, if we effect a share split, share dividend, share combination, recapitalization or similar transaction (including a reverse stock split) while the Warrants are outstanding, and the lowest volume-weighted average price of our common stock during the five trading days immediately preceding and the five trading days immediately following such transaction is less than the exercise price of the Warrants then in effect (after giving effect to the customary proportional adjustment for such transaction), the exercise price of the Warrants will be reduced, but not increased, to such lower price. As with the price protection feature described above, if such an adjustment occurs prior to the consummation of the Business Combination, the number of shares issuable upon exercise of the Warrants will correspondingly increase to preserve the aggregate exercise price payable upon exercise. This adjustment is designed to protect holders of the Warrants against a reverse stock split that is not accompanied by a commensurate increase in our stock price, and could result in a further increase in the number of shares issuable upon exercise of the Warrants, and corresponding dilution to our stockholders, including if we effect a reverse stock split in connection with regaining compliance with Section 802.01C of the NYSE Listed Company Manual as described elsewhere in this prospectus supplement.
Purchase Rights and Distributions
If we grant, issue or sell any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of our common stock, or declare or make any dividend or other distribution of our assets to holders of our common stock, in each case while the Warrants are outstanding, the holders of the Warrants will be entitled to participate in such rights offering or distribution to the same extent as if they had exercised their Warrants in full immediately before the applicable record date, subject to the beneficial ownership limitation described above under “Exercisability.” To the extent a holder's participation would cause it to exceed the beneficial ownership limitation, that portion of the rights offering or distribution will be held in abeyance for the holder until it could be received without exceeding the limitation.
Trading Market
There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.
No Rights as a Stockholder
Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.
Transferability
Subject to applicable securities laws, the Warrants may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

PLAN OF DISTRIBUTION
We have entered into a securities purchase agreement with certain institutional and accredited investors pursuant to which we have agreed to issue and sell directly to such investors, and such investors have agreed to purchase directly from us, an aggregate of 6,400,000 shares of common stock. The securities purchase agreement is included as an exhibit to a Current Report on Form 8-K that we will file with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.
Pursuant to a placement agency agreement dated August 20, 2026 (the “Placement Agency Agreement”), we have engaged the Placement Agent in connection with this offering of our shares of common stock pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the Placement Agency Agreement, the Placement Agent has agreed to be our exclusive Placement Agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of common stock in this offering. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agency Agreement does not give rise to any commitment by the Placement Agent to purchase any of our shares of common stock, and the Placement Agent will have no authority to bind us by virtue of the Placement Agency Agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.
We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement on or about August 21, 2026.
We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds of this offering for those investors solicited by the Placement Agent to participate. We have also agreed to reimburse the Placement Agent at closing for out-of-pocket expenses, including legal expenses, incurred by it in connection with the offering up to a maximum of $75,000.

	Per Share of Common Stock	Total
Offering price	$0.50	$3,200,000.00
Placement agent’s fees(1)	$0.035	$224,000.00
Proceeds, before expenses, to us	$0.465	$2,976,000.00

(1)	Includes a cash fee, equal to 7.0% of the gross proceeds raised in this offering, to be paid to the Placement Agent. We have also agreed to reimburse the Placement Agent for reasonable and documented out-of-pocket legal fees and disbursements incurred by the Placement Agent not to exceed an aggregate amount of $75,000.
Placement Agent Warrants
We have agreed to issue to the Placement Agent or its designees Placement Agent Warrants to purchase up to 320,000 shares of common stock (which represents 5% of the aggregate number of shares of common stock issued in this offering) with an exercise price of $0.50 per share. The Placement Agent Warrants will be identical in all material respects to the Common Warrants described in the Private Placement Transaction section of this prospectus supplement, including with respect to cashless exercise, transferability, and adjustment provisions, except that the Placement Agent Warrants (i) will not be exercisable until the later of (a) six months after the issuance date of the Placement Agent Warrants and (b) the date we obtain the Stockholder Approval, and (ii) will expire five years after the issuance date of the Placement Agent Warrant, in accordance with FINRA Rule 5110(e). The Placement Agent Warrants and the shares of common stock issuable upon exercise thereof are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in compliance with FINRA Rule 5110 and such Placement Agent Warrants are to be included on the resale registration statement to be filed by the Company as described in the Description of Securities section of this prospectus supplement. The Placement Agent Warrants have been deemed compensation by FINRA and are therefore subject to a lock-up period of 180 days immediately following the commencement of sales of the securities issued in this offering, pursuant to FINRA Rule 5110(e)(1)(A), during which the Placement Agent (or permitted assignees under FINRA Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate the Placement Agent Warrants or the securities underlying the Placement Agent Warrants, nor engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agent Warrants or such underlying securities.
Tail Fee
The Placement Agent shall be entitled to the aforementioned cash fee with respect to any offering, whether structured as an underwritten offering or a placement agency transaction (public or private), to the extent that such financing or capital is provided to the Company or its affiliates by investors to which the Placement Agent introduced to the Company or conducted discussions on behalf of the Company during the engagement period, and such offering is consummated or an agreement for sale of securities is entered into within the six (6) month period following either the expiration of the engagement letter or the termination of the engagement letter.
Lock-Ups
Pursuant to the Purchase Agreement, each of our directors and executive officers has entered into a lock-up agreement with us, in substantially the form in Exhibit B to the Purchase Agreement. Under these lock-up agreements, for a period of 90 days following the closing of this offering (the “Restriction Period”), our directors and executive officers have agreed not to offer, sell, contract to sell, hypothecate, pledge, or otherwise dispose of, directly or indirectly, any shares of common stock or securities convertible into or exercisable or exchangeable for common stock, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any such securities, including through swaps or other derivative transactions that transfer any of the economic benefits or risks of ownership, nor make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to any such securities, or publicly disclose the intention to do any of the foregoing, in each case during the Restriction Period, subject to certain customary exceptions, including transfers by bona fide gift, to immediate family members or trusts for their benefit, to affiliated entities, by will or intestate succession, pursuant to a qualified domestic order or divorce settlement, in connection with certain Rule 10b5-1 trading plans meeting specified conditions, in connection with a bona fide third-party tender offer, merger or other change of control transaction approved by our board of directors, and open market purchases made after the date of the lock-up agreement. We have agreed not to amend, modify, waive or terminate any provision of the lock-up agreements, other than to extend the Restriction Period, and to enforce their terms in accordance with their provisions.
Company Standstill
Under the terms of the securities purchase agreement, from the date of such agreements until ninety (90) days after the closing of this offering (such date, the “Subsequent Sales Termination Date”), neither we nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, other than securities issued to the counterparty of our proposed Business Combination, primarily for the purpose of raising capital, provided that such securities are issued as restricted securities (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith until the later of (x) thirty (30) days following the closing of this offering and (y) the date on which definitive documents with respect to such business combination are executed, or (ii) file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions.
We have also agreed, subject to certain exceptions, until the 180-day anniversary of the closing of this offering, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common stock or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price, provided, however, that, following the Subsequent Sales Termination Date, the entry into and/or issuance of shares of common stock pursuant to our existing at-the-market offering program with the Placement Agent as sales agent will not be deemed to violate the foregoing restriction. Notwithstanding the foregoing, following the thirtieth (30th) day after the closing of this offering, we may issue shares of common stock pursuant to our existing at-the-market offering program at a per share price greater than or equal to $0.75 per share.
Indemnification
We have agreed to indemnify the Placement Agent and specified other persons against some civil liabilities, including liabilities under the Securities Act, and the Exchange Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.
Regulation M Restrictions
The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as our exclusive Placement Agent might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of securities by the Placement Agent acting as exclusive placement agent. Under these rules and regulations, the Placement Agent:
•may not engage in any stabilization activity in connection with our securities; and
•may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.
Electronic Distribution
This prospectus supplement and accompanying prospectus may be made available in electronic format on websites or via email or through other online services maintained by the Company. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the Company’s website and any information contained in any other websites maintained by the Company is not part of this prospectus supplement, accompanying prospectus, or the registration statement of which this prospectus supplement and accompanying prospectus form a part, has not been approved or endorsed by us, and should not be relied upon by investors.
Price Stabilization, Short Positions
No person has been authorized by the Company to engage in any form of price stabilization in connection with this offering.
Common Stock Listing
Our common stock is listed on the NYSE under the symbol “GWH”.

LEGAL MATTERS
The validity of the shares being offered by this prospectus supplement and other legal matters concerning this offering will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California. Certain legal matters in connection with this offering with respect to U.S. law will be passed upon for the Placement Agent by Pryor Cashman LLP, 7 Times Square, 40th Floor, New York, NY 10036.
EXPERTS
The financial statements of ESS Tech, Inc. as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2025 financial statements contains an explanatory paragraph that states that the Company’s recurring net losses from operations and negative cash flows from operating activities raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://essinc.com. Information accessible on or through our website is not a part of this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. The securities purchase agreement and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus supplement forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus supplement by reference. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished rather than filed), from and after the date on which the registration statement of which this prospectus supplement and the accompanying prospectus forms a part was initially filed with the SEC and prior to the effectiveness of such registration statement, until the offering of the securities under the registration statement of which this prospectus supplement and the accompanying prospectus forms a part is terminated or completed:
•our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 5, 2026 (the “Annual Report”) including the portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference into our Annual Report, filed with the SEC on April 15, 2026;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 7, 2026 and August 11, 2026, respectively;
•our Current Reports on Form 8-K filed with the SEC on January 6, 2026, January 29, 2026, January 30, 2026, March 5, 2026, April 15, 2026, May 29, 2026, June 15, 2026, June 18, 2026, June 23, 2026, July 1, 2026, July 17, 2026, and August 6, 2026; and
•the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed with the SEC on October 8, 2021, updated by Exhibit 4.2 to the Annual Report, including any amendments or reports filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:
ESS Tech, Inc.
26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
Attn: Investor Relations
(855) 423-9920

PROSPECTUS
ESS Tech, Inc.
$300,000,000
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Units

The securities covered by this prospectus may be sold by ESS Tech, Inc. from time to time. This prospectus provides you with a general description of the securities.
We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $300,000,000.
The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “GWH” and our public warrants are listed on the NYSE under the symbol “GWH.W.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.
Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 13, 2025.
i

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $300,000,000.
This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in our securities, you should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
The ESS design logo and the ESS mark appearing in this prospectus are the property of ESS Tech, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and TM designations, as applicable, for the trademarks used in this prospectus.
ii

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “ESS,” “we,” “our,” “us,” the “registrant” and the “Company” refer, collectively, to ESS Tech, Inc., a Delaware corporation, and its subsidiaries taken as a whole.
Company Overview
ESS is a long-duration energy storage company specializing in iron flow battery technology. We design and produce long-duration batteries predominantly using earth-abundant materials that we believe can be cycled over 20,000 times without capacity fade based on lab-scale results. Because our batteries are designed to operate using an electrolyte of primarily salt, iron and water, they are environmentally sustainable and substantially recyclable or reusable.
Our long-duration iron flow batteries are the product of nearly 50 years of scientific advancement. Our founders began advancing this technology in 2011 and formed legacy ESS. Our team has significantly enhanced the technology, improved round-trip efficiency and developed an innovative solution to the hydroxide build-up problem that plagued previous researchers developing iron flow batteries. Our proprietary solution to eliminate the hydroxide formation is known as the Proton Pump, which works by utilizing hydrogen generated by side reactions on the negative electrode. The Proton Pump converts the hydrogen back into protons in the positive electrolyte. This process eliminates the hydroxide and stabilizes the electrolytes’ pH levels.
Our batteries provide flexibility to grid operators and energy assurance for commercial and industrial customers. Our technology addresses energy delivery, duration and cycle-life in a single battery platform that compares favorably to lithium-ion batteries, the most widely deployed alternative technology. Using our iron flow battery technology, we have developed several products, each of which was designed to provide reliable, safe, long-duration energy storage. Our first energy storage product, the Energy Warehouse, was our ‘behind-the-meter’ solution (referring to solutions that are located on the customer’s premises, behind the service demarcation with the utility) that was used for initial testing and technology validation. Our product offering evolved to a larger scale energy storage product with the Energy Center, designed for either ‘behind-the-meter’ or ‘front-of-the-meter’ (referring to solutions that are located outside the customer’s premises, typically operated by the utility or by third-party providers who sell energy into the grid, often known as independent power producers) deployments specifically for utility and large commercial and industrial consumers, before the launch of our 10+ hour Energy Base product earlier this year. We also offer productized versions of our core technology components for integration into third-party systems.
Corporate Information
Our principal executive offices are located at 26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon 97070 and our telephone number is (855) 423-9920. Our investor relations website is located at https://investors.essinc.com/, our Company X account is located at https://x.com/ESS_info, and our corporate LinkedIn account is located at https://www.linkedin.com/company/energy-storage-systems/. The information on, or that can be accessed through, our website and the aforementioned X account and LinkedIn account is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus unless expressly noted. Further, our references to website URLs are intended to be inactive textual references only. We may use our investor relations website and the aforementioned X account and LinkedIn account to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website and the aforementioned X account and

LinkedIn account, in addition to following press releases, filings with the SEC and public conference calls and webcasts.
We will file or furnish periodic reports and amendments thereto, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (and amendments to those reports), proxy and information statements and other information filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC. The SEC maintains a website that contains reports, proxy and information statement, and other information regarding issuers that file electronically, which may be accessed through the SEC at http://www.sec.gov. Our reports, amendments thereto, proxy statements and other information are also made available, free of charge, on our investor relations website as soon as reasonably practicable after we electronically file or furnish such information with the SEC. All statements made in any of our securities filings, including all forward-looking statements or information, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.
The Securities That May Be Offered
We may offer or sell common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $300,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.
The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Common Stock
We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.
Preferred Stock
Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.
Depositary Shares
We may offer depositary shares evidenced by depositary receipts, with each depositary share representing a fractional interest in a share of a particular series of preferred stock issued and deposited with a depositary to be designated by us. Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Debt Securities
We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may offer debt securities that are convertible into or exchangeable for shares of our common stock.
The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.
Warrants
We may offer warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.
Subscription Rights
We may offer subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.
Purchase Contracts
We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.
Units
We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the section of the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK
The description of our capital stock is incorporated by reference to Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may offer debt securities either separately or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized material provisions of the debt securities and select portions of the indenture below. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC, as applicable. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. Unless the context requires otherwise, whenever we refer to an indenture, we also are referring to any supplemental indentures or forms of debt securities that specify the terms of a particular series of debt securities.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the terms of the debt securities, including, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities, which may be sold at a discount below their stated principal amount;
•any limit upon the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the right, if any, to defer payment of interest and the maximum length of any such deferral period;

•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which, and the terms and conditions upon which, we may redeem the debt securities;
•any obligation we have to repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be repurchased, in whole or in part, pursuant to such obligation;
•the provisions relating to conversion or exchange of any debt securities of the series into our common stock or other securities and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000, and any integral multiple thereof;
•the form of the debt securities and whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made and, if other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal or premium or interest, if any, on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of, or change in the covenants or Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•if there is more than one trustee or a different trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may offer debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading titled “—Global Debt Securities and Book-Entry System,” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue or series of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may provide holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Conversion or Exchange Rights
For any series of debt securities that are convertible into or exchangeable for shares of our common stock, we will set forth in the applicable prospectus supplement the terms on which such series of debt securities may be convertible into or exchangeable for our common stock. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:
•we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default (as defined below), shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (except an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization as described below), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading“—Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;

•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of, and establish the form and terms and conditions of debt securities of, any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of, or premium on, or change the fixed maturity of any debt security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading“—Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.
We refer to this as covenant defeasance. The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;
•such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;
•no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and
•delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES
General
We may offer depositary shares representing a fractional interest in a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of the Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
•all outstanding depositary shares have been redeemed; or
•there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS
We may offer warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
•the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants are to be sold separately or with other securities as parts of units;
•whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•the designation and terms of any equity securities purchasable upon exercise of the warrants;
•the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;
•if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;
•the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;
•any redemption or call provisions; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may offer subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•the price, if any, for the subscription rights;
•the exercise price payable for our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;
•the number of subscription rights to be issued to each stockholder;
•the number and terms of our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;
•the extent to which the subscription rights are transferable;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
•if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.
The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section titled “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS
The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.
We may offer purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.
If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:
•the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);
•whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;
•any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;
•any provisions relating to any security provided for the purchase contracts;
•whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
•whether the purchase contracts are to be prepaid or not;
•whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
•any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;
•whether the purchase contracts will be issued in fully registered or global form; and
•any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS
We may offer units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section titled “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell securities:
•through underwriters;
•through dealers;
•through agents;
•directly to purchasers; or
•through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.
We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•at a fixed price or prices that may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•on or through the facilities of the New York Stock Exchange or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
• to or through a market maker otherwise than on the New York Stock Exchange or such other securities exchanges or quotation trading services.
Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price;
•if applicable, the names of any selling securityholders;
•any discounts and commissions to be allowed or paid to the agent or underwriters;

•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or paid to dealers; and
•any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.
The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of ESS Tech, Inc. as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2024 financial statements contains an explanatory paragraph that states that the Company’s recurring net losses from operations and negative cash flows from operating activities raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://investors.essinc.com/. Information accessible on or through our website is not a part of this prospectus.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished rather than filed after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed):
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025 (the “Annual Report”);
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 15, 2025, August 14, 2025, and November 13, 2025, respectively;

•our Current Reports on Form 8-K filed with the SEC on February 14, 2025, March 28, 2025, March 31, 2025, May 28, 2025, June 4, 2025, July 11, 2025, August 7, 2025, August 18, 2025, August 29, 2025, October 14, 2025, October 14, 2025, and November 13, 2025;
•the description of our common stock contained in Exhibit 4.2 to the Annual Report, including any amendments or reports filed for the purpose of updating such description; and
•the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed with the SEC on October 8, 2021, including any amendment or report filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:
ESS Tech, Inc.
26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
Attn: Investor Relations
(855) 423-9920

6,400,000 Shares of Common Stock

ESS TECH, INC.

PROSPECTUS SUPPLEMENT

ROTH CAPITAL PARTNERS
August 20, 2026